Exhibit 16(23)(a)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-255059) of Midland National Life Insurance Company of our report dated April 14, 2023 relating to the financial statements of Midland National Life Insurance Company, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Des Moines, Iowa

November 13, 2023